Exhibit 99.2

INVESTOR RELATIONS CONTACT: Neal Fuller, 206-545-5537

MEDIA RELATIONS CONTACT: Paul Hollie, 206-545-3048

Safeco Announces Share Repurchase Increase

SEATTLE — (Aug. 11, 2006) — Safeco (NASDAQ: SAFC) announced today that its board of directors has increased the company’s share repurchase authorization to 10 million shares, including shares that remain available for repurchase under previously approved programs. The current authorization is equal to 8.6 percent of Safeco’s shares outstanding at June 30, 2006.

Since 2003, Safeco has repurchased 27.5 million shares, or 19.9 percent of its then outstanding shares, at a total cost of $1.4 billion. The company is authorized to repurchase shares through open-market purchases, privately negotiated purchases or other means, including accelerated share repurchases and 10b5-1 trading plans.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners, and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.

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